EXHIBIT 10.1

ACORN FACTOR, INC.
2006 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

1.     Purpose

The purpose of the Acorn Factor, Inc. 2006 Stock Option Plan for Non-Employee Directors (the "Plan") is to promote the interests of Acorn Factor, Inc. (the "Company") and its stockholders by increasing the proprietary and vested interest of non-employee directors in the growth and performance of the Company by granting such directors options to purchase shares of the Common Stock, par value $.01 per share, of the Company (the "Shares").

2.     Administration

The Plan shall be administered by the Company's Board of Directors (the "Board"). Subject to the provisions of the Plan, the Board shall be authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Secretary of the Company shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware.

3.     Eligibility

The class of individuals eligible to receive grants of options under the Plan shall be directors of the Company who are not employees of the Company or its affiliates ("Eligible Directors"). Any holder of an option granted hereunder shall hereinafter be referred to as a "Participant".

4.     Shares Subject to the Plan

Subject to adjustment as provided in Section 6, an aggregate of 200,000 Shares shall be available for issuance upon the exercise of options granted under the Plan. The Shares deliverable upon the exercise of options may be made available from authorized but unissued Shares or treasury Shares. If any option granted under the Plan shall terminate for any reason without having been exercised, the Shares subject to, but not delivered under, such option shall be available for other options.

5.     Grant, Terms and Conditions of Options

(a) Upon first election or appointment to the Board, each newly elected Eligible Director will be granted an option to purchase 25,000 Shares. Each option granted under this Section 5(a) shall vest for the purchase of one-third of the Shares purchasable under such option on each of the three anniversaries following the date of election or appointment.

(b) Immediately following each Annual Meeting of Stockholders, commencing with the meeting first held after the date of adoption of this Plan, each Eligible Director, other than an Eligible Director first elected to the Board within the four months immediately preceding and including such meeting, will be granted an option to purchase 7,500 Shares as of the date of such meeting. The Shares shall vest on the date that is one year from the date of the meeting.

(c) In addition to the grants provided for in Sections 5(a) and 5(b) above, the Board may make such additional grants of options to Eligible Directors on such terms as it may decide, from time to time.

(d) The options granted will be nonstatutory stock options not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and shall have the following terms and conditions:

(i) Price. The purchase price per Share deliverable upon the exercise of each option shall be 100% of the Fair Market Value per Share on the date preceding the date the option is granted. For purposes of this Plan, Fair Market Value shall be equal to the closing price of the Shares, or, if the Shares shall not have traded on such date, the closing price on the first date prior thereto on which the Shares were so traded, in each as reported by the OTC Bulletin Board or other primary trading market for the Shares.

(ii) Payment. Options may be exercised only upon payment of the purchase price thereof in full. Such payment shall be made in cash.

(iii) Exercisability and Term of Options. Options, once vested, shall be exercisable in whole or in part at all times until the earliest of (x) seven years from the date of grant, or (y) 18 months from the date such Participant ceases to be a director, officer, employee of, or consultant to, the Company.

(iv) Nontransferability of Options. Except as may be specifically permitted by the Board with respect to any options to be granted under the Plan, no option may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or the laws of descent and distribution, and during the lifetime of the Participant to whom an option is granted it may be exercised only by the Participant or by the Participant's guardian or legal representative. Notwithstanding the foregoing, options may be transferred pursuant to a qualified domestic relations order.

(v) Listing and Registration. Each option shall be subject to the requirement that if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the Shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of Shares thereunder, no such option may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Board.

        (vi) Option Agreement. Each option granted hereunder shall be evidenced by an agreement with the Company which shall contain the terms and provisions set forth herein and shall otherwise be consistent with the provisions of the Plan.

6.     Adjustment of and Changes in Shares; Fractional Shares.

In the event of a stock split, stock dividend, subdivision or combination of the Shares or other change in corporate structure affecting the Shares, the number of Shares authorized by the Plan shall be increased or decreased proportionately, as the case may be, and the number of Shares subject to any outstanding option shall be increased or decreased proportionately, as the case may be, with appropriate corresponding adjustment in the purchase price per Share thereunder; provided, however, that no fractional shares shall be issued. Whenever under the terms of the Plan a fractional Share would be required to be issued, the Participant shall be paid in cash for such fractional share based upon Fair Market Value at the time of the exercise of the Option.

7.     No Rights of Stockholders

Neither a Participant nor a Participant's legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company in respect of any Shares purchasable upon the exercise of any option, in whole or in part, unless and until certificates for such Shares shall have been issued.

8.     Plan Amendments

The Plan may be amended by the Board, as it shall deem advisable or to conform to any change in any law or regulation applicable thereto.

9.     Effective Date and Duration of Plan

The Plan shall become effective on the date on which it is duly adopted by action of the Board. The Plan shall terminate on the date which is ten years from the date of such approval, unless the Plan is extended or terminated at an earlier date by Board or is terminated by exhaustion of the Shares available for issuance hereunder.